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___________________________   __________________    ____________________________
Subscription Warrant Number   Record Date Shares    Shares Eligible to Subscribe

                         THE GENERAL CHEMICAL GROUP INC.

                    SUBSCRIPTION WARRANT FOR RIGHTS OFFERING
                 TO SHAREHOLDERS OF RECORD ON [__________], 2001

      The General Chemical Group Inc. ("GCG") is conducting a rights offering (the "Rights Offering"). Under the terms of the offering, each shareholder of record of GCG's common stock (the "Common Stock") as of as of 5:00 p.m. (Eastern Standard time) on [__________], 2001 (the "Record Date") is receiving [____] subscription rights (each, a "Right") for each share of Common Stock it holds. Each whole Right entitles its holder to subscribe for and purchase one (1) share of Common Stock for $[____] per share (the "Subscription Price"); this is the holder's "Basic Subscription Privilege". If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege, any holder exercising its Basic Subscription Privilege in full may purchase an additional number of remaining shares, by so specifying in the subscription documents, subject to proration. This is the holder's "Oversubscription Privilege".

      GCG has not issued any fractional Rights (or distributed any cash in lieu thereof). If the number of shares of Common Stock held by a particular shareholder of record on the Record Date would have resulted in such shareholder receiving fractional Rights, the number of Rights issued to such shareholder was rounded up to the nearest whole number.

      Set forth at the top of this Subscription Warrant is the number of shares of Common Stock held by the applicable shareholder of record as of the Record Date, and the number of whole shares to which such shareholder is entitled to subscribe for and purchase pursuant to its Basic Subscription Privilege.

      For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus for the offering, dated [_________], 2001, which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Investor Services LLC, an affiliate of Mellon Bank, N.A. (toll free 1 (888) 232-7873).

      This Subscription Warrant (or a duly completed and executed Notice of Guaranteed Delivery form) must be received by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.), together with payment in full of the Subscription Price for each share subscribed for, by 5:00 p.m. New York City time, on [__________], 2001, unless extended by GCG (the "Expiration Date"). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Common Stock made hereby is irrevocable.

      The Rights represented by this Subscription Warrant may be exercised by duly completing Form 1 and may be transferred, only in certain limited circumstances, by duly completing Form 2. If the number Rights transferred upon completion of Form 2 would entitle the transferee to purchase a fractional share, the number of shares which may be purchased must be rounded down to the nearest whole share (or any lesser number of whole shares) that may be purchased with that number of Rights. Rights holders are advised to review the Prospectus and instructions, copies of which are available from Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.), before exercising their Rights.

      Rights holders should be aware that if they choose to exercise or transfer only part of their Rights, they may not receive a new Subscription Warrant in sufficient time to exercise the other Rights evidenced thereby.

                     SUBSCRIPTION PRICE: $[_____] PER SHARE




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                                     FORM 1

                      (on reverse of Subscription Warrant)

      EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

      (a) Number of whole shares subscribed for pursuant to the Basic Subscription Privilege:
           ______________ Rights x $______________ = $______________.
           (One Whole Right is required to subscribe for each share.)

      (b) Number of whole shares subscribed for pursuant to the Oversubscription Privilege:
              ______________ x $______________ = $______________.

      (c) Total Subscription (sum of payment amounts on lines (a) and (b)) = $______________ total payment.*

      METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOXES):

      |_| Check, bank draft, or U.S. postal money order payable to "Mellon Bank, N.A., as Subscription Agent" or

      |_| Wire transfer directed to The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021, Acct. No. 323-885489, MIS REORG CONTROL, 2 for the benefit of The General Chemical Group Inc., Attention: Mellon Investor Services LLC, attn: Cheryl Smith.

      (d) If the Rights being exercised pursuant to the Basic Subscription Privilege do not constitute all of the Rights represented by the Subscription Warrants (check only one).

      |_| Deliver to the undersigned a new Subscription Warrant evidencing the remaining Rights to which the undersigned is entitled.

      |_| Deliver a new Subscription Warrant in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).

      |_|   Do not deliver any new Subscription Warrants to me.

      (e)|_| Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

      Name(s) of Registered Holder(s)___________________________________________

      Window Ticket Number (if any)_____________________________________________

      Date of Execution of Notice of Guaranteed Delivery________________________

      Name of Institution Which Guaranteed Delivery_____________________________

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Warrant shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Subscription Warrant (the "Subscription Excess"), the Rights holder exercising this Subscription Warrant shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber's Signature___________________________ Telephone No. ( )____________

                                     FORM 2

                      (on reverse of Subscription Warrant)

TO TRANSFER YOUR SUBSCRIPTION WARRANT OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE RIGHTS THROUGH YOUR BANK OR BROKER: Rights represented by this Subscription Warrant are hereby assigned to (please print in full name and address and Taxpayer Identification Number or Social Security Number of transferee):

Number of Rights being transferred:_____________________________________________

Name of Transferee and Taxpayer Identification Number or Social Security Number:_________________________________________________________________________
Address: _______________________________________________________________________

With respect to transferees other than banks or brokers the undersigned hereby certifies that the above-named transferee is either (i) an immediate relative of the holder of the Rights transferred hereby (i.e., a spouse, a child or a parent); (ii) an entity wholly owned or controlled by the holder of the Rights transferred hereby; (iii) if the holder of the Rights transferred hereby is a corporation or partnership owned or controlled by one person or entity, the person or entity that owns or controls the holder of such Rights; (iv) if the holder is a trust, a settlor, grantor, trustee or beneficiary of the trust or an entity wholly owned or controlled by such settlor, grantor, trustee or beneficiary; or (v) a transferee receiving Rights pursuant to the operation of law as a result of the death or dissolution of the holder. The General Chemical Group Inc. or Mellon Investor Services LLC (an affiliate of Mellon Bank N.A.) may, at their option, request proper showing of the relationship of the transferee to the transferor(s) and, if not satisfied, have the option of not acknowledging or giving effect to the purported transfer.

Signature(s) of Transferor(s)___________________________________________________

Signatures Guaranteed by:_______________________________________________________